                                                                    EXHIBIT 23.2

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the inSilicon Corporation 2000 Employee Stock Purchase Plan, the 2000 Stock Plan, and the 1999 Stock Option Plan (the "Plans"), of our reports dated March 30, 1998, on our audits of the combined financial statements and financial statement schedule of Sand Microelectronics, Inc.




/s/ PricewaterhouseCoopers LLP


San Jose, California
June 27, 2000